Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated April 16, 2008, relating to the consolidated financial statements of Poise Profit International Limited and Subsidiaries for the years ended December 31, 2007 and 2006, included in this Registration Statement on Form S-1 of China Energy Recovery, Inc.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement on Form S-1.

/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Walnut, California

May 5, 2008